Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of [_______], by and between TE Connectivity Corporation, a Pennsylvania corporation (the “Company”), and [_______] (“Indemnitee”).

WHEREAS, the Company is an indirect wholly owned subsidiary of TE Connectivity plc (“TE Connectivity”);

WHEREAS, it is essential to the Company and TE Connectivity that TE Connectivity retain and attract as directors and officers the most capable persons available;

WHEREAS, the Company has requested that the Indemnitee serve as a director or officer of TE Connectivity, and, if requested to do so by the Company, as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise; and

WHEREAS, each of the Company, TE Connectivity and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, the Articles of TE Connectivity require TE Connectivity to indemnify its directors and officers to the fullest extent permitted by Irish law, and permit TE Connectivity to advance expenses relating to the defense of indemnification matters, and the Indemnitee has been serving and continues to serve as a director and/or officer of TE Connectivity in part in reliance on the Articles;

WHEREAS, due to restrictions imposed by Irish law, the Articles do not confer indemnification and advancement rights on its directors and secretary as broad as the indemnification and advancement rights that are customarily provided to the directors and secretary of a company organized under the laws of a U.S. state;

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance upon aforesaid Articles, (ii) specific contractual assurance that the protection promised by the Articles will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles or any change in the composition of the Board of Directors of TE Connectivity or acquisition transaction relating to TE Connectivity), the Company wishes to provide in this Agreement for the indemnification by the Company of and the advancing by the Company of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under TE Connectivity’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve TE Connectivity directly or, at the Company’s request, with another Enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions:

(a)            Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)            Articles: means the Articles of Association of TE Connectivity.

(c)            Beneficial Owner and Beneficial Ownership have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)            Board: the Board of Directors of TE Connectivity.

(e)            Change in Control: shall be deemed to have occurred if:

(i)            other than an affiliate of TE Connectivity, any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of TE Connectivity representing fifteen percent (15%) or more of the combined voting power of TE Connectivity’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of TE Connectivity’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under part (iv) of this definition;

(ii)           the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board with effect from the Merger provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii)          TE Connectivity adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv)          all or substantially all of the assets or business of TE Connectivity is disposed of pursuant to a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, in each case, unless, following such the transaction: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities of TE Connectivity entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the surviving or resulting entity or the ultimate parent entity that controls such surviving or resulting entity (the “Successor”) entitled to vote generally in the election of directors of the Successor (including, without limitation, a corporation which as a result of such transaction owns TE Connectivity or all or substantially all of TE Connectivity’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such transaction, of the securities entitled to vote generally in the election of directors; (2) other than an affiliate of TE Connectivity, no Person (excluding any corporation resulting from such transaction is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Successor except to the extent that such Person was the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of TE Connectivity prior to such transaction; and (3) a majority of the board of directors (or comparable governing body) of the Successor were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such transaction;

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(v)           TE Connectivity combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of TE Connectivity immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company); or

(vi)          There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not TE Connectivity is then subject to such reporting requirement.

(f)             Individuals who, as of the date of this Agreement, constitute the Board, and any new director whose appointment by the Board or nomination by the Board for election by the TE Connectivity’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date this Agreement is entered into or whose appointment or nomination for election was previously approved in the same manner (collectively, “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board;

(g)            Companies Act: the Irish Companies Act 2014 as amended;

(h)            Enterprise: TE Connectivity and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(i)             Exchange Act: the Securities Exchange Act of 1934, as amended.

(j)             Expenses: any expense, liability, or loss, including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.

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(k)            Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of TE Connectivity, or while a director or officer of TE Connectivity is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise (in such capacity, an “Other Enterprise Capacity”), or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of TE Connectivity or another Enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity.

(l)             Independent Counsel: the person or body appointed in connection with Section 3.

(m)           Merger: the merger of TE Connectivity Ltd. and TE Connectivity plc that was completed on or about September 30, 2024.

(n)            Person: has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that “Person” shall exclude: (i) TE Connectivity and the Company; (ii) any Subsidiary (defined below) of the Company and/or TE Connectivity; (iii) any employment benefit plan of TE Connectivity, the Company or of a Subsidiary of TE Connectivity, the Company or of any corporation owned, directly or indirectly, by the shareholders of the Company and/or TE Connectivity in substantially the same proportions as their ownership of shares of the Company and/or TE Connectivity, as applicable; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of TE Connectivity, the Company or of a Subsidiary of TE Connectivity, the Company or of a corporation owned directly or indirectly by the shareholders of TE Connectivity and/or the Company in substantially the same proportions as their ownership of shares of TE Connectivity and/or the Company, as applicable.

(o)            Proceeding: any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of TE Connectivity), or any inquiry, hearing, or investigation, whether conducted by TE Connectivity or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, but excluding a Proceeding to enforce their rights under this Agreement.

(p)            Reviewing Party: the person or body appointed in accordance with Section 3.

(q)            Subsidiary: with respect to TE Connectivity and/or the Company, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by TE Connectivity and/or the Company, as applicable. The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

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(r)            Voting Shares: shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of an Enterprise.

2.	Agreement to Indemnify

(a)            General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly provided by statute, including without limitation, any indemnification provided by the Articles, the separate deed of indemnification which Indemnitee has with TE Connectivity, or applicable law.

(b)            Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against TE Connectivity or any of its Subsidiaries or any director or officer of TE Connectivity or any of its Subsidiaries unless (i) TE Connectivity has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c)            Expense Advances. If so requested by Indemnitee, the Company shall advance within five business days of such written request any and all Expenses to Indemnitee (an “Expense Advance”); provided that, (i) such Expense Advance shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, and (ii) the Company shall not (unless a court of competent jurisdiction shall determine otherwise) be required to make an Expense Advance if and to the extent that the Reviewing Party has determined that Indemnitee is not permitted to be indemnified under applicable law, and (iii) if and to the extent that the Reviewing Party determines after payment of one or more Expense Advances that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 5, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. The right to advancement under this section does not include advancement of Expenses incurred defending any claim for which indemnification is not permitted pursuant to this Agreement.

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(d)            Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified by the Company hereunder against all Expenses incurred in connection therewith. If Indemnitee is not wholly successful on the merits or otherwise in the Proceeding, but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in the Proceeding, Indemnitee shall be entitled to indemnification against Expenses actually and reasonably paid or incurred by or on behalf of Indemnitee in connection with each claim, issue, or matter on which Indemnitee has been successful on the merits or otherwise. The dismissal, with or without prejudice, of a Proceeding, or any claim, issue or matter in a Proceeding, without payment by or on behalf of Indemnitee of any judgment, penalty, fine, or amount paid in settlement, or any portion of any judgment, penalty, fine, or amount paid in settlement, shall be deemed a successful result on the merits or otherwise as to the Proceeding, claim, issue, or matter.

(e)            Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)             Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company:

(i)            on account of any Proceeding in which a final and non-appealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of TE Connectivity pursuant to the provision of Section 16(b) of the Exchange Act or similar provision of any federal, state, or local laws;

(ii)           if a court of competent jurisdiction by a final and non-appealable judicial determination, shall determine that such indemnification is not permitted under applicable law;

(iii)          on account of any Proceeding relating to an Indemnifiable Event to which the Indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action had been brought (or, where a jurisdiction does not classify any crime as a felony, a crime which the Indemnitee is sentenced to imprisonment for a term exceeding one year);

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(iv)          in respect of any fraud, dishonesty or intentional or grossly negligent breach of duties of which the Indemnitee may be guilty in relation to TE Connectivity, provided that, notwithstanding the foregoing, the Company shall provide Expense Advances to an Indemnitee for the costs, charges and expenses incurred by him or her in defending any civil or criminal proceedings against him or her in respect of an allegation of fraud, dishonesty, or intentional or grossly negligent breach of duties, on condition that he or she shall repay the advance if any such allegation is proved against him or her; or

(vi)          on account of any Proceedings brought by TE Connectivity or any of its Subsidiaries against the Indemnitee.

3.             Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the separate deed of indemnification which Indemnitee has with TE Connectivity or any other agreement to which TE Connectivity or any of its Affiliates is a party or under applicable law or the Articles now or hereafter in effect relating to indemnification for Indemnifiable Events, TE Connectivity, the Company and its Subsidiaries shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by TE Connectivity (which approval shall not be unreasonably withheld), and who has not otherwise performed services for TE Connectivity, the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either TE Connectivity, the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to TE Connectivity, the Company or any of its Subsidiaries and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction who would qualify as Independent Counsel (“Local Counsel”). The Company agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

4.	Indemnification Process and Appeal.

(a)            Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.

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(b)	Adjudication or Arbitration.

(i)            Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification or Expense Advance within thirty days after making a demand in accordance with Section 4(a) or Section 2(c), as applicable (a “Nonpayment”), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in the court at the Company’s domicile as evidenced in the commercial register (the “Court at the Company’s domicile”) or in any federal or state court located in New York County, State of New York (a “New York Court”) in any court having subject matter jurisdiction thereof seeking an initial determination by the court or by challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Indemnitee in any such litigation shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity. TE Connectivity, the Company and Indemnitee hereby irrevocably and unconditionally (A) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court at the Company’s domicile or in a New York Court and not in any other court in the United States or in any other country, (B) consent to submit to the exclusive jurisdiction of the Court at the Company’s domicile or the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (C) waive any objection to the laying of venue or any such action or proceeding in the Court at the Company’s domicile or in the New York Court and (D) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court at the Company’s domicile or in the New York Court has been brought in an improper or inconvenient forum.

(ii)           Alternatively, in the case of a Nonpayment Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(iii)          In the event that a determination shall have been made pursuant to Section 3 of this Agreement that Indemnitee is not entitled to indemnification or Expense Advance, any judicial proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4(b) the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 4(b), Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 2(c) until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(iv)          In the event that Indemnitee, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

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(c)	Defense to Indemnification, Burden of Proof, and Presumptions.

(i)            It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(ii)           In connection with any action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company.

(iii)          Neither the failure of the Reviewing Party or the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or created a presumption that the Indemnitee has not met the applicable standard of conduct.

(iv)          For purposes of this Agreement, to the fullest extent permitted by law, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.             Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee (except in the event of (i) a misstatement by the Indemnitee in Indemnitee’s request for indemnification of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, or (ii) a prohibition of indemnification under applicable law.)

(a)            as provided in Section 4(b)(iv), for indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Articles now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

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(b)            for recovery under directors’ and officers’ liability insurance policies maintained by TE Connectivity, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

6.	Notification and Defense of Proceeding.

(a)            Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify TE Connectivity and the Company of the commencement thereof; but the omission so to notify TE Connectivity and the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b)            Defense. With respect to any Proceeding as to which Indemnitee notifies TE Connectivity and the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless; (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expense of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) and (iv) above.

(c)            Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

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7.             Establishment of Trust. In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within five business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust (the “Trustee”) shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.             Non-Exclusivity. The rights of Indemnitee hereunder are cumulative and shall be in addition to any other rights Indemnitee may have under the Articles, applicable law, resolution of the Board, vote of shareholders, any other Agreement, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Articles, the separate deed of indemnification which Indemnitee has with TE Connectivity, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy under this Agreement shall not prevent the assertion or employment of any other right or remedy.

9.             Liability Insurance. To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer, provided and to the extent that such insurance is available on a commercially reasonable basis. At the time of the receipt of notice of a claim against Indemnitee covered by one or more insurance policies, contracts, or agreements, TE Connectivity shall give notice of the claim to the insurer or insurers in accordance with the terms in the insurance policies, contracts or agreements, and TE Connectivity shall take all necessary or desirable action to cause the insurer or insurers to pay to or on behalf of Indemnitee all amounts payable in accordance with the terms of the insurance policies, contracts, or agreements.

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10.           Continuation of Contractual Indemnity or Period of Limitations. All agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to, or involved in, any Proceeding for which indemnification is provided pursuant to this Agreement. Notwithstanding the foregoing, no Proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by the laws of New York under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.           Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by TE Connectivity and the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of TE Connectivity and the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

12.           Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except, as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13.           Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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14.           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, the Articles, the separate deed of indemnification which Indemnitee has with TE Connectivity, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

16.           Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

17.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of New York applicable to contracts made and to be performed in such jurisdiction without giving effects to its principles of conflicts of laws.

18.           Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

TE Connectivity Corporation
1050 Westlakes Drive
Berwyn, PA 19312
Attention: General Counsel

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If to TE Connectivity:

TE Connectivity Plc
10 Earlsfort Terrace,
Dublin, Dublin 2
D02 T380
Attention: Corporate Secretary

And to Indemnitee at:

[                        ]

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the day of actual receipt.

19.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.           Electronic Signatures. The Company and the Indemnitee consent to the execution of this Agreement or any documents referred to herein by electronic signature, provided that such manner of execution is permitted by law. The Company and the Indemnitee agree that an executed copy of this Agreement may be retained in electronic form and acknowledges that such electronic form shall constitute an original of this and may be relied upon as evidence of this Agreement.

21.           Waiver of Jury Trial. THE COMPANY AND INDEMNITEE HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE, CLAIM, OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, STATUTE, OR OTHERWISE) BROUGHT BY OR AGAINST IT THAT MAY BE BASED ON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT, AND THE NEGOTIATION, EXECUTION, OR PERFORMANCE OF THIS AGREEMENT, INCLUDING ANY DISPUTE, CLAIM, OR CAUSE OF ACTION BASED ON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

TE Connectivity Corporation

By:
Name:
Title:

Indemnitee

Name:

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